UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2013

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13641	95-3667491
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8918 Spanish Ridge Avenue

Las Vegas, Nevada 89148

(Address of Principal Executive Offices, Including Zip Code)

(702) 541-7777

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

Closing Pursuant to the Merger Agreement

On December 20, 2012, Pinnacle Entertainment, Inc. (“Pinnacle”), PNK Holdings, Inc., a direct wholly-owned subsidiary of Pinnacle (“HoldCo”), PNK Development 32, Inc., an indirect wholly-owned subsidiary of Pinnacle (“Merger Sub”), and Ameristar Casinos, Inc. (“Ameristar”), entered into an Agreement and Plan of Merger (as amended by that certain First Amendment, entered into on February 1, 2013 (the “First Amendment”) and that certain Second Amendment, entered into on March 14, 2013 (the “Second Amendment”, and as amended by the First Amendment and the Second Amendment, the “Merger Agreement”)), pursuant to which (i) Merger Sub would be merged with and into Ameristar, with Ameristar surviving as a wholly-owned, indirect subsidiary of Pinnacle, or (ii) alternately, at Pinnacle’s election, under certain circumstances and under an alternative merger structure, (x) HoldCo would be merged with and into Ameristar with Ameristar as the surviving corporation (the “Alternative Merger”), and (y) immediately thereafter, Ameristar would merge with and into Pinnacle with Pinnacle as the surviving corporation (the “Post-Effective Merger” and together with the Alternative Merger, the “Merger”). On August 13, 2013, Pinnacle, HoldCo, and Ameristar completed the Alternative Merger, and immediately thereafter completed the Post-Effective Merger. As a result, Ameristar was merged with and into Pinnacle and ceased to exist as a separate entity.

Pursuant to the terms of the Merger Agreement, (i) each outstanding share of Ameristar common stock, par value $0.01 per share (the “Ameristar Common Stock”), outstanding immediately prior to the effective time of the Alternative Merger was canceled and (with the exception of shares of Ameristar Common Stock held in the treasury of Ameristar or owned, directly or indirectly, by Pinnacle or HoldCo) automatically converted into the right to receive $26.50 in cash; (ii) each outstanding option to purchase Ameristar Common Stock was accelerated and automatically converted into the right to receive a cash payment equal to the product of (x) the difference between $26.50 and the exercise price and (y) the number of shares of Ameristar Common Stock subject to such stock option; and (iii) each outstanding restricted stock unit was accelerated and automatically converted into the right to receive a cash payment equal to the product of (x) $26.50 and (y) the number of shares of Ameristar Common Stock subject to such restricted stock unit, in each case without interest and subject to deduction for any required withholding tax.

Pinnacle acquired Ameristar for approximately $2.8 billion, including assumed debt, largely with debt financing consisting of proceeds from the sale of $850 million in aggregate principal amount of its 6.375% Senior Notes due 2021 (the “New Notes” as described under the heading “Financing Related to the Merger — Joinder Agreement, Supplemental Indenture related to New Notes and Registration Rights Agreement Joinder” under this Item 1.01) and initial borrowings under an Amended and Restated Credit Facility (as defined and described under Item 2.03 to this Current Report on Form 8-K) under which Pinnacle is the borrower, entered into upon consummation of the Merger. The Amended and Restated Credit Facility consists of a $1.0 billion revolving credit facility, of which approximately $377 was drawn down at the closing of the Merger, and $1.6 billion in term loans.

The information set forth in this Item 1.01 is only a brief description of the Merger and does not purport to be complete and is qualified in its entirety by reference to (i) the Merger Agreement, a copy of which is filed as Exhibits 2.1, 2.2, and 2.3 to this Current Report on Form 8-K and incorporated by reference herein and (ii) the description of the Merger Agreement included under the heading “The Merger Agreement” beginning on page 60 of Ameristar’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2013.

FTC Consent Agreement

The Federal Trade Commission (“FTC”), on August 12, 2013, accepted for public comment an Agreement Containing Consent Orders between Pinnacle and Ameristar (together, the “Respondents”) and counsel for the FTC (the “Consent Agreement”). The FTC also issued an Order to Hold Separate and Maintain Assets (the “Order to Hold Separate”), which will become final and binding once it is served upon Pinnacle. At the completion of the public comment period, the FTC may make final the Decision and Order described in the Consent Agreement, modify it, or withdraw it from the proposed Consent Agreement. As a result of the FTC’s actions, Pinnacle and Ameristar were permitted to consummate the Merger.

Under the Consent Agreement, Pinnacle will have six months from the date the Merger closes to complete the required divestitures of Ameristar’s casino hotel development project in Lake Charles, Louisiana, and Pinnacle’s Lumiere Place Casino, HoteLumiere and the Four Seasons Hotel in St. Louis, Missouri (collectively, the “Disposition Properties”). Furthermore, if Pinnacle fails to divest any of the Disposition Properties before the expiration of any deadlines that may be imposed by the FTC or does so in a manner or condition that does not comply with the Consent Agreement, in addition to potential civil penalties, the FTC may appoint a trustee to divest a different package of assets other than the Disposition Properties in order to make the divestitures viable, competitive or more readily marketable.

The Order to Hold Separate requires that the Disposition Properties be held separate, apart and independent of Respondents’ other businesses and assets after the consummation of the Merger. Respondents must also maintain the economic viability, marketability and competitiveness of the Disposition Properties until they are sold to a buyer approved by the FTC.

The foregoing is only a brief description of the Consent Agreement and does not purport to be complete and is qualified in its entirety by reference to the Consent Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Financing Related to the Merger

Joinder Agreement, Supplemental Indenture related to New Notes and Registration Rights Agreement Joinder

On July 30, 2013, PNK Finance Corp. (“Escrow Issuer”), a former wholly-owned subsidiary of Pinnacle formed to facilitate the issuance of $850 million aggregate principal amount of 6.375% Senior Notes due 2021 (the “New Notes”), entered into a purchase agreement (the “Purchase Agreement”) under which Escrow Issuer sold $850 million aggregate principal amount of the New Notes to J.P. Morgan Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., Barclays Capital Inc. and UBS Securities LLC, on behalf of themselves and as representatives of the several initial purchasers named in Schedule 1 of the Purchase Agreement (collectively, the “Initial Purchasers”). On August 5, 2013, Escrow Issuer closed the private offering of the Notes. The Notes are governed by an Indenture, dated as of August 5, 2013 (the “New Notes Indenture”) and entered into on such date, between Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee. In connection with the sale of the Notes, Escrow Issuer entered into a registration rights agreement, dated as of August 5, 2013, with the Initial Purchasers (the “Registration Rights Agreement”). A summary description of the Purchase Agreement, the New Notes Indenture, the New Notes and the Registration Rights Agreement is set forth in Item 1.01 of the Current Report on Form 8-K filed by Pinnacle on August 5, 2013 (File No. 001-13641) and is incorporated herein by reference.

Immediately upon consummation of the Post-Effective Merger, on August 13, 2013, Escrow Issuer merged with and into Pinnacle and ceased to exist as a separate entity (such merger, the “PNK Finance Merger”).

Upon consummation of the Merger and the PNK Finance Merger, Pinnacle and certain of its subsidiaries (including certain subsidiaries that were subsidiaries of Ameristar prior to consummation of the Merger) (such subsidiaries, the “Note Guarantors”) entered into a joinder agreement, dated August 13, 2013 (the “Joinder Agreement”), pursuant to which Pinnacle and the Note Guarantors became subject to the terms of the Purchase Agreement as if each was a party thereto.

Upon consummation of the Merger and the PNK Finance Merger, Pinnacle and the Note Guarantors also became a party to the New Notes Indenture pursuant to a supplemental indenture, dated as of August 13, 2013 (the “New Notes Supplemental Indenture”), by and among Pinnacle, the Note Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. Pursuant to the New Notes Supplemental Indenture, among other things, Pinnacle assumed the obligations of Escrow Issuer under the Indenture and the Notes, and each Note Guarantor guaranteed the obligations of Pinnacle thereunder, including certain subsidiaries of Ameristar.

In addition, upon consummation of the Merger and the PNK Finance Merger, Pinnacle and the Note Guarantors became a party to the Registration Rights Agreement pursuant to a registration rights agreement joinder, dated as of August 13, 2013 (the “Registration Rights Agreement Joinder”), by and among Pinnacle and the Note Guarantors, and agreed, among other things, to file with the Commission under the circumstances set forth therein, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer to exchange the New Notes for a new issue of substantially identical notes registered under the Securities Act, no later than June 2, 2014, use commercially reasonable efforts to have the registration statement declared effective on or prior to the 30th day after such filing deadline and consummate such exchange offer no later than July 31, 2014.

Each of the foregoing descriptions of the Joinder Agreement, the New Notes Supplemental Indenture and the Registration Rights Agreement Joinder is a summary, does not purport to be complete and is qualified in its entirety by reference to the Joinder Agreement, the New Notes Supplemental Indenture and the Registration Rights Agreement Joinder, as applicable, which are attached hereto as Exhibits 10.5, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Certain of the Initial Purchasers and their affiliates have performed and may in the future provide various financial advisory, investment banking, and commercial banking services for Pinnacle and its affiliates from time to time, for which they have received, or will receive, customary fees and expenses. Affiliates of the Initial Purchasers served as lenders and/or agents under the Amended and Restated Credit Facility. Moreover, Goldman, Sachs & Co. has acted as financial advisor to Pinnacle in connection with the Merger and the sale of Disposition Properties. Finally, from time to time, certain of the Initial Purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Pinnacle’s debt or equity securities, and may do so in the future.

Supplemental Indenture – 7.50% Senior Notes due 2021 originally issued by Ameristar

Upon consummation of the Merger, Pinnacle, the Note Guarantors and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, entered into a Fifth Supplemental Indenture, dated as of August 13, 2013 (the “7.50% Notes Supplemental Indenture”), supplementing the indenture (the “7.50% Notes Indenture”) governing the 7.50% senior notes due 2021 (the “7.50% Notes”) originally issued by Ameristar. Pursuant to the 7.50% Notes Supplemental Indenture, (i) Pinnacle agreed to assume the due and punctual payment of the $1.040 billion in aggregate principal of, and premium, if any, and interest on all of the 7.50% Notes, the performance of every covenant of the 7.50% Notes and the indenture governing the 7.50% Notes on the part of Ameristar to be performed and observed and to join and become a party to and be bound by all other applicable provisions of the 7.50% Notes Indenture and the 7.50% Notes, and (ii) each Note Guarantor that is a subsidiary of Pinnacle prior to the consummation of the Alternative Merger agreed to provide an unconditional guaranty of the 7.50% Notes Indenture and the 7.50% Notes.

The 7.50% Notes bear interest at a rate of 7.50% per year, payable semi-annually in arrears in cash on April 15 and October 15. The 7.50% Notes mature on April 15, 2021. The 7.50% Notes and the guarantees of the 7.50% Notes are senior unsecured obligations of Pinnacle and the Note Guarantors, respectively, and rank equally with or senior to, in right of payment, all existing or future unsecured indebtedness of Pinnacle and each Guarantor, respectively, but will be effectively subordinated in right of payment to the Amended and Restated Credit Facility and any future secured indebtedness, to the extent of the value of the assets securing such indebtedness.

At any time prior to April 15, 2014, Pinnacle may redeem up to 35% of the 7.50% Notes with the net cash proceeds of one or more equity offerings at a redemption price of 107.50% of the principal amount of the 7.50% Notes redeemed, plus any accrued and unpaid interest to the date of redemption. Pinnacle may also redeem the 7.50% Notes prior to April 15, 2015 upon payment of the make-whole premium specified in the 7.50% Notes Indenture. On or after April 15, 2015, Pinnacle may redeem the 7.50% Notes at its option, in whole or in part, at certain redemption prices as set forth in the 7.50% Notes Indenture. If a change of control of Pinnacle occurs, each holder of the 7.50% Notes will have the right to require that Pinnacle repurchase all or a portion of such holder’s 7.50% Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The Notes are also subject to redemption or disposition requirements that may be imposed by gaming laws and regulations of gaming authorities in the jurisdictions in which Pinnacle or its subsidiaries conducts gaming operations or in certain other circumstances relating to Pinnacle’s gaming operations.

The 7.50% Notes Indenture contains covenants that limit the ability of Pinnacle and the Note Guarantors, subject to certain exceptions and qualifications, to (i) incur additional indebtedness and issue preferred stock, (ii) pay dividends or distributions on or purchase equity interests (iii) make other restricted payments or investments, (iv) redeem debt that is junior in right of payment to the Notes, (v) use its assets as security in other transactions, (vi) place restrictions on distributions and other payments from restricted subsidiaries, (vii) sell certain assets or merge with or into other entities and (viii) enter into transactions with affiliates.

As part of the consent solicitation completed at Pinnacle’s request and expense to obtain the consent from holders of the 7.50% Notes to permit consummation of the Alternative Merger, Pinnacle agreed to certain amendments to the 7.50% Notes Indenture that have the effect of reducing the capacity of Pinnacle to make payments on subordinated obligations, make dividends or distributions and repurchase stock, make investments and make other restricted payments from and after the closing of the Merger. In particular, the amendments reduce the restricted payment capacity based on consolidated net income to zero effective immediately after the effective time of the Merger and the general restricted payment basket to $75 million from $150 million under the 7.50% Notes Indenture. Pinnacle also obtained the consent from holders of the 7.50% Notes to amend the 7.50% Notes Indenture to provide that to the extent that the net proceeds of the sale of the Disposition Properties are used to repay indebtedness under the Amended and Restated Credit Facility, such repayment will reduce dollar-for-dollar the $1.8 billion threshold amount only, but not the 3.50x Consolidated EBITDA threshold amount, in determining the amount of indebtedness permitted to be incurred under the Amended and Restated Credit Facility pursuant to the 7.50% Notes Indenture.

The 7.50% Notes Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among other things: failure to make payments on the 7.50% Notes when due, failure to comply with covenants under the 7.50% Notes Indenture, failure to pay certain other indebtedness or acceleration of maturity of certain other indebtedness, failure to satisfy or discharge certain final judgments and occurrence of certain bankruptcy events. If an event of default occurs, the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding 7.50% Notes may, among other things, declare the entire outstanding balance of principal of and any accrued and unpaid interest and premium and additional interest, if any, on all outstanding 7.50% Notes to be immediately due and payable which would take effect on the fifth business day thereafter. If an event of default involving certain bankruptcy events occurs, payment of principal of and interest on the 7.50% Notes will be accelerated without the necessity of notice or any other any action on the part of any person.

The foregoing description of the 7.50% Notes Indenture (including the Form of 7.50% Notes attached as an exhibit thereto) and the 7.50% Notes Supplemental Indenture is a summary, does not purport to be complete and is qualified in its entirety by reference to the 7.50% Notes Supplemental Indenture, the 7.50% Notes Indenture and the Form of 7.50% Notes, which are attached hereto as Exhibits 4.3 and 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9, respectively, and are incorporated herein by reference.

Supplemental Indentures – 8.75% Senior Subordinated Notes due 2020 and 7.75% Senior Subordinated Notes due 2022

Upon consummation of the Merger, Pinnacle, the Note Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into a Sixth Supplemental Indenture, dated as of August 13, 2013 (the “8.75% Notes Supplemental Indenture”), and a Fourth Supplemental Indenture, dated as of August 13, 2013 (the “7.75% Notes Supplemental Indenture”), pursuant to which each Note Guarantor that was a subsidiary of Ameristar prior to the consummation of the Alternative Merger agreed to provide an unconditional guaranty of the 8.75% senior subordinated notes due 2020 and the indenture governing such notes, and the 7.75% senior subordinated notes due 2022 and the indenture governing such notes, respectively. Each of the foregoing descriptions of the 8.75% Notes Supplemental Indenture and 7.75% Notes Supplemental Indenture is a summary, does not purport to be complete and is qualified in its entirety by reference to the 8.75% Notes Supplemental Indenture and 7.75% Notes Supplemental Indenture, which are attached hereto as Exhibits 4.10 and 4.11, respectively, and are incorporated herein by reference.

Amended and Restated Credit Facility

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed under Item 2.04 of the Current Report on Form 8-K filed August 5, 2013 (File No. 001-13641) and incorporated herein by reference, on August 2, 2013, pursuant to the direction of Pinnacle to the Trustee, the Trustee delivered a conditional notice of redemption in full providing for the redemption of all outstanding 8.625% senior notes due 2017 (the “8.625% Senior Notes”), totaling $450,000,000 in aggregate principal amount, to be redeemed on August 17, 2013 (the “Redemption Date”) pursuant to the indenture governing the 8.625% Senior Notes (the “8.625% Notes Indenture”) at a redemption price equal to 104.313% of the principal amount of the 8.625% Senior Notes, plus accrued and unpaid interest and Additional Interest, if any, to August 17, 2013 (the “Redemption Price”).

Following the consummation of the Merger and the PNK Finance Merger, on August 13, 2013, Pinnacle satisfied and discharged its obligations under the 8.625% Notes Indenture after irrevocably depositing sufficient funds with the Trustee under the 8.625% Notes Indenture to be applied toward the redemption of all outstanding 8.625% Senior Notes by the Trustee on the Redemption Date. Notwithstanding the satisfaction and discharge of the 8.625% Senior Notes and the 8.625% Notes Indenture, certain customary provisions of the 8.625% Notes Indenture relating to the compensation and indemnification of the Trustee and the application of trust money will survive.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Closing Pursuant to the Merger Agreement” is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 13, 2013, Pinnacle entered into an Amended and Restated Credit Facility with various lenders and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Amended and Restated Credit Facility”), which amends and restates the Company’s Fourth Amended and Restated Credit Agreement dated as of August 2, 2011, as amended. The Amended and Restated Credit Facility consists of (i) $1.6 billion of term loans comprised of $500 million of Tranche B-1 term loans and $1.1 billion in Tranche B-2 term loans and (ii) a $1 billion revolving credit commitment, of which approximately $377 million was drawn at closing of the Merger. The Amended and Restated Credit Facility permits Pinnacle, in the future, to increase the commitments under the revolving credit facility and to obtain additional term loans, in each case from existing or new lenders that are willing to commit to such an increase so long as Pinnacle is in pro forma compliance with its financial and other covenants under the Amended and Restated Credit Facility.

Subject to acceleration and mandatory pre-payment provisions in the Amended and Restated Credit Facility (as described below), the loans are due to be paid as follows: (i) the Tranche B-1 term loans are due and payable in full on August 13, 2016; (ii) the revolving credit loans are due and payable in full on August 13, 2018; and (iii) the Tranche B-2 term loans are due and payable in full on August 13, 2020; provided, that such date shall be accelerated to November 15, 2019, if any portion of Pinnacle’s 8.75% Senior Subordinated Notes due May 15, 2020 are outstanding on November 19, 2019. The proceeds of the Amended and Restated Credit Facility may be used to: (i) pay the consideration for the Merger; (ii) repay in full all existing indebtedness of Pinnacle, Ameristar and their respective subsidiaries as of the date of the Amended and Restated Credit Facility, other than specified existing indebtedness and other indebtedness permitted to remain outstanding under the terms of the Amended and Restated Credit Facility; (iii) pay the fees, costs and expenses related to the transactions contemplated by the Amended and Restated Credit Facility, the loan documents related thereto and the acquisition documents related to the Merger; and (iv) for the working capital and general corporate purposes of Pinnacle and its subsidiaries.

The Amended and Restated Credit Facility requires quarterly repayments with respect to the term loans in amounts equal to 0.25% of the outstanding principal of such loans. Pinnacle is obligated to make mandatory prepayments of indebtedness under the Amended and Restated Credit Facility from the net proceeds of certain debt offerings, certain asset sales and dispositions and certain casualty events, subject in certain cases to its right to reinvest proceeds. In addition, Pinnacle will be required to prepay borrowings under the Amended and Restated Credit Facility with a percentage of its “excess cash flow” (as defined in the Amended and Restated Credit Facility). Pinnacle will have the option to prepay all or a portion of the indebtedness under the Amended and Restated Credit Facility without penalty.

The term loans bear interest, at Pinnacle’s option, at either a Eurodollar rate plus 2.75% or at a base rate plus 1.75%. The revolving credit facility bears interest, at Pinnacle’s option, at either a Eurodollar rate plus a margin ranging from 1.75% to 2.75% or at a base rate plus a margin ranging from 0.75% to 1.75%, in either case based on Pinnacle’s consolidated total leverage ratio, which in general is the ratio of consolidated total debt (less excess cash, as defined in the Amended and Restated Credit Facility) to annualized adjusted EBITDA.

The Amended and Restated Credit Facility has, among other things, financial covenants and other affirmative and negative covenants, including a required minimum consolidated interest coverage ratio, a maximum permitted consolidated total leverage ratio and a maximum permitted consolidated senior secured debt ratio.

The obligations under the Amended and Restated Credit Facility are secured by most of the assets of Pinnacle and its restricted subsidiaries (which include certain subsidiaries that were subsidiaries of Ameristar prior to consummation of the Merger). Pinnacle’s obligations under the Amended and Restated

Credit Facility are also guaranteed by all of Pinnacle’s existing and future domestic restricted subsidiaries, other than certain immaterial subsidiaries, and are required to be guaranteed by Pinnacle’s foreign restricted subsidiaries, if and when such foreign restricted subsidiaries are formed or acquired, unless such guarantee causes material adverse tax, foreign gaming or foreign law consequences.

The Amended and Restated Credit Facility provides for customary events of default, in certain cases with corresponding grace periods, including payment defaults, cross defaults with certain other indebtedness to third parties, breaches of covenants and bankruptcy events. In the case of a continuing event of default, the lenders may, among other remedies, accelerate the payment of all obligations due from Pinnacle to the lenders, charge the default rate of interest on all then outstanding or thereafter incurred obligations, and terminate the lenders’ commitments to make any further loans or issue any further letters of credit. In the event of certain defaults, the commitments of the lenders will be automatically terminated and all outstanding obligations of Pinnacle will automatically become due. In addition, the lenders may take possession of, and enforce Pinnacle’s rights with respect to, Pinnacle’s collateral, including selling the collateral.

The terms of the Amended and Restated Credit Facility were established in an arms-length negotiation in which J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, and UBS Securities LLC acted as joint lead arrangers and joint book runners. JPMorgan Chase Bank, N.A., is the administrative agent under the Amended and Restated Credit Facility.

The information set forth in this Item 2.03 is only a brief description of the Amended and Restated Credit Facility and does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Facility, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Joinder Agreement, the New Notes Supplemental Indenture, the Registration Rights Agreement Joinder, the 7.50% Notes Supplemental Indenture, the 8.75% Notes Supplemental Indenture and the 7.75% Notes Supplemental Indenture is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pinnacle adopted a form of performance share agreement (the “Performance Share Agreement”) governing grants of performance shares awarded at the time of closing of the Merger under Pinnacle’s 2005 Equity and Performance Incentive Plan, as amended (the “Plan”). In connection with the Merger, Pinnacle adopted a form of stock option agreement to be used for grants of options outside of the Plan as an inducement to employment with Pinnacle (the “Stock Option Agreement”) and a form of restricted stock unit award agreement to be used for grants of restricted stock units outside of the Plan as an inducement to employment with Pinnacle (the “Restricted Stock Unit Agreement”). The information set forth in this Item 5.02 is only a brief description of the Performance Share Agreement, the Stock Option Agreement and Restricted Stock Unit Agreement does not purport to be complete and is qualified its entirety by reference to the Performance Share Agreement, the Stock Option Agreement and the Restricted Stock Unit Agreement, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8–K and are incorporated reference herein.

Item 8.01. Other Events.

On August 14, 2013, Pinnacle issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K are not being filed herewith. The financial statements required by Item 9.01(a) of this Current Report on Form 8-K with respect to the Merger described in Item 2.01 herein will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01 herein.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of this Current Report on Form 8-K are not being filed herewith. The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K, with respect to the Merger described in Item 2.01 herein will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01 herein.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2012, by and among Pinnacle Entertainment, Inc., PNK Holdings, Inc., PNK Development 32, Inc., and Ameristar Casinos, Inc., is hereby incorporated by reference to Exhibit 2.1 of Pinnacle’s Current Report on Form 8-K filed December 21, 2012. (SEC File No. 001-13641).

2.2	First Amendment to Agreement and Plan of Merger, dated as of February 1, 2013, entered into by and among Pinnacle Entertainment, Inc., PNK Holdings, Inc., PNK Development 32, Inc., and Ameristar Casinos, Inc., is hereby incorporated by reference to Exhibit 2.1 of Pinnacle’s Current Report on Form 8-K filed February 1, 2013. (SEC File No. 001-13641).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of March 14, 2013, by and among, Pinnacle Entertainment, Inc., PNK Holdings, Inc., PNK Development 32, Inc., and Ameristar Casinos, Inc., is hereby incorporated by reference to Exhibit 10.1 of Pinnacle’s Quarterly Report on Form 10-Q filed May 10, 2013. (SEC File No. 001-13641).

4.1*	Supplemental Indenture, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc., the guarantors that are signatories thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 6.375% senior notes due 2021.

4.2*	Registration Rights Agreement Joinder, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc. and the guarantors that are signatories thereto.

4.3*	Fifth Supplemental Indenture, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc., the guarantors that are signatories thereto and Wilmington Trust, National Association, as trustee, relating to 7.50% senior notes due 2021.

4.4	Indenture, dated as of April 14, 2011, among Ameristar Casinos, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, is hereby incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Ameristar Casinos, Inc. on April 19, 2011. (SEC File No. 000-22494).

4.5	Form of 7.5% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1).

4.6	Supplemental Indenture, dated as of February 23, 2012, among Ameristar Casino Springfield, LLC, the other guarantors party thereto, Ameristar Casinos, Inc. and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB) as trustee, is hereby incorporated by reference to Exhibit 4.2 of the Quarterly Report on Form 10-Q filed by Ameristar Casinos, Inc. on May 9, 2012. (SEC File No. 000-22494).

4.7	Second Supplemental Indenture, dated as of April 26, 2012, among Ameristar Casinos, Inc., the guarantors named therein and Wilmington Trust is hereby incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Ameristar Casinos, Inc. on April 30, 2012. (SEC File No. 000-22494).

4.8	Third Supplemental Indenture, dated as of July 18, 2012, among Ameristar Lake Charles Holdings, LLC, Creative, the other guarantors party thereto, Ameristar Casinos, Inc. and Wilmington Trust, is hereby incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q filed by Ameristar Casinos, Inc. on August 8, 2012. (SEC File No. 000-22494).

4.9	Fourth Supplemental Indenture, dated as of April 2, 2013, by and among Ameristar Casinos, Inc., the guarantors party thereto and Wilmington Trust, National Association, is hereby incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Ameristar Casinos, Inc., on April 3, 2013. (SEC File No. 000-22494).

4.10*	Sixth Supplemental Indenture, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc., the guarantors that are signatories thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 8.75% senior subordinated notes due 2020.

4.11*	Fourth Supplemental Indenture, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc., the guarantors that are signatories thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 7.75% senior subordinated notes due 2022.

10.1*	Agreement Containing Consent Orders, dated as of August 2, 2013, by and between Pinnacle Entertainment, Inc., Ameristar Casinos, Inc. and Counsel to the Federal Trade Commission.

10.2†*	Form of Performance Share Agreement under the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan.

10.3†*	Form of Stock Option Agreement.

10.4†*	Form of Restricted Stock Unit Agreement.

10.5*	Joinder Agreement, dated August 13, 2013, by and among Pinnacle Entertainment, Inc. and the guarantors that are signatories thereto.

10.6*	Amended and Restated Credit Facility, dated August 13, 2013, by and among Pinnacle Entertainment, Inc., as borrower, among the financial institutions party thereto as lenders, and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1*	Press Release dated August 14, 2013.

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2013	Pinnacle Entertainment, Inc.

	By:	/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2012, by and among Pinnacle Entertainment, Inc., PNK Holdings, Inc., PNK Development 32, Inc., and Ameristar Casinos, Inc., is hereby incorporated by reference to Exhibit 2.1 of Pinnacle’s Current Report on Form 8-K filed December 21, 2012. (SEC File No. 001-13641).

2.2	First Amendment to Agreement and Plan of Merger, dated as of February 1, 2013, entered into by and among Pinnacle Entertainment, Inc., PNK Holdings, Inc., PNK Development 32, Inc., and Ameristar Casinos, Inc., is hereby incorporated by reference to Exhibit 2.1 of Pinnacle’s Current Report on Form 8-K filed February 1, 2013. (SEC File No. 001-13641).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of March 14, 2013, by and among, Pinnacle Entertainment, Inc., PNK Holdings, Inc., PNK Development 32, Inc., and Ameristar Casinos, Inc., is hereby incorporated by reference to Exhibit 10.1 of Pinnacle’s Quarterly Report on Form 10-Q filed May 10, 2013. (SEC File No. 001-13641).

4.1*	Supplemental Indenture, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc., the guarantors that are signatories thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 6.375% senior notes due 2021.

4.2*	Registration Rights Agreement Joinder, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc. and the guarantors that are signatories thereto.

4.3*	Fifth Supplemental Indenture, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc., the guarantors that are signatories thereto and Wilmington Trust, National Association, as trustee, relating to 7.50% senior notes due 2021

4.4	Indenture, dated as of April 14, 2011, among Ameristar Casinos, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, is hereby incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Ameristar Casinos, Inc. on April 19, 2011. (SEC File No. 000-22494).

4.5	Form of 7.5% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1).

4.6	Supplemental Indenture, dated as of February 23, 2012, among Ameristar Casino Springfield, LLC, the other guarantors party thereto, Ameristar Casinos, Inc. and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB) as trustee, is hereby incorporated by reference to Exhibit 4.2 of the Quarterly Report on Form 10-Q filed by Ameristar Casinos, Inc. on May 9, 2012. (SEC File No. 000-22494).

4.7	Second Supplemental Indenture, dated as of April 26, 2012, among Ameristar Casinos, Inc., the guarantors named therein and Wilmington Trust is hereby incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Ameristar Casinos, Inc. on April 30, 2012. (SEC File No. 000-22494).

4.8	Third Supplemental Indenture, dated as of July 18, 2012, among Ameristar Lake Charles Holdings, LLC, Creative, the other guarantors party thereto, Ameristar Casinos, Inc. and Wilmington Trust, is hereby incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q filed by Ameristar Casinos, Inc. on August 8, 2012. (SEC File No. 000-22494).

4.9	Fourth Supplemental Indenture, dated as of April 2, 2013, by and among Ameristar Casinos, Inc., the guarantors party thereto and Wilmington Trust, National Association, is hereby incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Ameristar Casinos, Inc., on April 3, 2013. (SEC File No. 000-22494).

4.10*	Sixth Supplemental Indenture, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc., the guarantors that are signatories thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 8.75% senior subordinated notes due 2020.

4.11*	Fourth Supplemental Indenture, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc., the guarantors that are signatories thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 7.75% senior subordinated notes due 2022.

10.1*	Agreement Containing Consent Orders, dated as of August 2, 2013, by and between Pinnacle Entertainment, Inc., Ameristar Casinos, Inc. and Counsel to the Federal Trade Commission.

10.2†*	Form of Performance Share Agreement under the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan.

10.3†*	Form of Stock Option Agreement.

10.4†*	Form of Restricted Stock Unit Agreement.

10.5*	Joinder Agreement, dated August 13, 2013, by and among Pinnacle Entertainment, Inc. and the guarantors that are signatories thereto.

10.6*	Amended and Restated Credit Facility, dated August 13, 2013, by and among Pinnacle Entertainment, Inc., as borrower, among the financial institutions party thereto as lenders, and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1*	Press Release dated August 14, 2013.

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.